Exhibit 10.54

           Amendment to Stock Option Agreement dated August 10, 2001.

     This Amendment dated November 20, 2002 is by and among National Medical Health Card Systems (the "Company") and Agnes Hall (the "Optionee"). All defined terms used, but not otherwise defined herein, shall have their meanings set forth in the Stock Option Agreement between the Company and Optionee dated August 10, 2001 (the "Option Agreement").

     WHEREAS, the Company executed the Option Agreement in favor of the Optionee in connection with granting the Optionee the right to purchase common stock of the Company; and

     WHEREAS, the Company and the Optionee desire to amend the Option Agreement pursuant to the terms of this amendment and to clarify certain other matters as hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and covenants and agreements contained herein, the parties agree as follows:

     1. From and after the date hereof, the parties agree to add Section 11 which shall state the following:

          Change of Control. In the event of a Change of Control (as hereinafter defined), any Options granted hereunder which have not vested as of the date of the Change of Control shall automatically vest on such date. For the purposes of this Agreement "Change of Control" shall mean: For the purposes of this paragraph Change of Control shall mean (i) the acquisition by any Person or Persons acting as a group (other than any existing shareholder of the Company) following the Commencement Date of more than 50% of the Company's outstanding voting stock; (ii) the merger of the Company with or into another corporation where the Company is not the surviving entity; (iii) any reverse merger in which the Company's shareholders immediately prior to the merger do not have the right to elect a majority of the members of the Board of the surviving entity; or (iv) the sale of all or substantially all of the assets of the Company.

     2. Except as expressly provided herein, all terms and conditions of the Option Agreement shall be unmodified and in full force and effect.

     3. From and after the execution and delivery of this amendment, all references to the Option Agreement contained in other agreements and instruments executed and delivered pursuant to or in connection with the Option Agreement shall hereinafter mean and refer to the Option Agreement as amended hereby.

     4. This amendment may be executed in counterparts by the parties hereto, all of which shall constitute one and the same instrument. A facsimile transmission of this signed amendment bearing a signature on behalf of a party hereto shall be binding on such party.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                     NATIONAL MEDICAL HEALTH
                                                     CARD SYSTEMS, INC.
                                                     By:
                                                     _________________________
                                                     James Bigl, CEO

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                                                     Signature of Optionee

                                                     --------------------------
                                                     Name of Optionee